UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2018

EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On May 21, 2018, the Board of Directors (the “Board”) of Evoqua Water Technologies Corp. (the “Company”) increased the size of the Board by one director (to a total size of nine directors) and filled the vacancy created by such increase by appointing Mr. Lynn C. Swann, age 66, as a Class I director, effective May 21, 2018. Mr. Swann was appointed to serve as an independent member of the Board. Mr. Swann will hold office until the date of the Company’s Annual Meeting of Stockholders for fiscal 2018 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.
Mr. Swann currently serves as athletic director at the University of Southern California, where he oversees 21 women’s and men’s Division I athletic programs. He also is a member of the Fluor Corporation (NYSE: FLR) board of directors and audit committee. Additionally, Mr. Swann previously served on the boards of Caesar’s Entertainment Corp., Hershey Entertainment and Resorts (private), American Homes 4 Rent, H.J. Heinz and the PGA of America. Mr. Swann also holds Series 7 and Series 63 securities licenses. He has previously served as president of Swann, Inc., a marketing and consulting firm he founded in 1976, worked on-air for the American Broadcast Company (ABC-TV) for nearly 30 years and served two years as chairman of the national board of Big Brothers Big Sisters of America. President George W. Bush appointed Mr. Swann as the Chairman of the President’s Council on Fitness, Sports and Nutrition, where he served from 2002 to 2005. Mr. Swann’s qualifications to sit on the Board include his business, marketing, political, civic engagement and philanthropic experience.
Mr. Swann was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Swann has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Swann has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Swann satisfies the definition of “independent director” under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission.
Mr. Swann will be compensated in the same way as other independent directors of the Company, in accordance with the Company’s director compensation policy, as it may be amended from time to time.
The Company and Mr. Swann will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.33 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-220785) and is hereby incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer